Exhibit 23.1

Consent of Independent Registered Certified Public Accounting Firm

We hereby consent to the incorporation by reference in this post-effective Amendment No. 3 to the Registration Statement on Form S-3 of our report dated December 9, 2004 relating to the consolidated financial statements, which appears in BankUnited Financial Corporation’s Annual Report on Form 10-K for the year ended September 30, 2004. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP

Miami, Florida

March 7, 2005